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                                                                    EXHIBIT 10.4


                           STOCK REDEMPTION AGREEMENT

         THIS AGREEMENT is made and entered into as of April 21, 1999 by and between Innovative Gaming Corporation of American, a Minnesota corporation (the "Company") and Lakes Gaming, Inc., a Minnesota corporation (the "Shareholder").

         WHEREAS, the Shareholder beneficially owns 1,025,000 shares of Common Stock of the Company, par value $.01 per share;

         WHEREAS, the Company's Articles of Incorporation provide that the Company may redeem under certain circumstances Common Stock of the Company beneficially owned by its shareholders; and

         WHEREAS, the Company desires to redeem, and the Shareholder agrees to sell and convey to the Company, 700,000 shares of the Company's Common Stock, par value $.01 per share (the "Redemption Shares") upon the terms and conditions hereto.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

1. Redemption of Shares. The parties hereto agree that the Company shall redeem the Redemption Shares in exchange for the consideration provided in Section 2 on the Closing Date (as defined below).

2. Consideration. As full payment for the Redemption Shares to be redeemed pursuant to the terms and conditions hereto by the Company on the Closing Date, the Company shall issue and the Shareholder shall accept the aggregate consideration (the "Purchase Price") as follows:

                  a. Convertible Note. The Company shall issue to the Shareholder a convertible promissory note substantially in the form attached hereto as Annex A (the "Note"). The principal amount of the Note shall be equal to the product of a) 700,000 (such amount of shares being redeemed by the Company) and b) the closing sales price of the Company's Common Stock on the business day immediately prior to the Closing Date (as hereinafter used, the "Conversion Price").

                  b. Warrant The Company shall issue to the Shareholder a warrant to purchase the Company's Common Stock substantially in the form attached hereto as Annex B (the "Warrant"). The number of shares subject to the Warrant shall be 87,500 (one share of stock for each eight shares of the Company's Common Stock redeemed). The exercise price of the Warrant shall equal the Conversion Price.




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3.       Closing. The closing of the transactions contemplated hereby shall occur at such time, date and place as the parties hereto may mutually agree (the "Closing Date"). On the Closing Date:

         a. The Shareholder shall deliver to the Company duly issued certificates representing the Redemption Shares, which shall be duly endorsed for transfer; and

         b.       The Company shall pay the Shareholder the Purchase Price.

4. Conditions to Closing. The following conditions shall be satisfied at least two business days prior to the Closing date:

         a. The Company shall have filed its Annual Report on Form 10-K for Fiscal 1998 with the Securities and Exchange Commission; and

         b. The Company shall have issued a press release on its preliminary financial results for First Quarter 1999.

5. Shareholder Representation. The Shareholder represents and warrants to the Company that following the redemption of the Redemption Shares pursuant to the terms hereof, the Shareholder will beneficially own 4.9% or less of the Company's issued and outstanding Common Stock.

6. Shareholder Covenant. The Shareholder hereby agrees and covenants to the Company that the Shareholder will not acquire shares of Common Stock of the Company, whether upon conversion of the Note, exercise of the Warrant, purchase in the open market, purchase in a private transaction, or otherwise, if such acquisition would result in the direct or indirect beneficial ownership by the Shareholder of more than 4.9% of the Company's issued and outstanding Common Stock.

7.       General

         7.1 Parties and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the consent of the other parties.

         7.2 Expenses. The Company shall pay all expenses incurred by each party to this Agreement in connection with the preparation, authorization, execution and performance of this Agreement.

         7.3 Notices. Any notice that any party hereto is required or may desire to give to any other party hereto shall be in writing and shall be deemed to have been properly given only


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         if hand delivered, sent by personal courier service, telecopied, or mailed by registered, certified, or express mail, postage prepaid (mailed notices shall be deemed given upon receipt), to the following persons at the following addresses (or to such address as may be specified from time to time by such party by notice given as provided herein):

         To the Company:       Innovative Gaming Corporation of America.
                               4750 Turbo Circle
                               Reno, Nevada 89502
                               Attention: Chief Financial Officer

         To the Shareholder:   Lakes Gaming, Inc.
                               130 Cheshire Lane
                               Minnetonka, Minnesota 55305
                               Attention: Chief Financial Officer

         7.4 Counterparts. For the convenience of the parties and to facilitate the execution of this Agreement, any number of counterparts hereof may be executed and each such executed counterpart shall be deemed to be an original instrument.

         7.5 Headings. The headings of paragraphs hereunder are for convenience and reference only, and shall not be deemed a part of this Agreement.

         7.6 Waiver; Remedies. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

         7.7 Entire Agreement. This Agreement sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement shall not be modified or amended in any fashion except by an instrument in writing signed by the parties hereto.

         7.8 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         7.9 Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.


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         7.10 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed in their respective names all as of the date and year first above written.


                                        INNOVATIVE GAMING CORPORATION OF AMERICA




                                        By: /s/ Edward Stevenson
                                            ------------------------------------
                                                Its: Chief Executive Officer
                                                     ---------------------------



                                        LAKES GAMING, INC.



                                        By: /s/ Timothy J. Cope
                                            ------------------------------------
                                                Its: Chief Financial Officer
                                                     ---------------------------



























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